                                                      [GREENHILL GRAPHIC OMITTED]

CONTACT: John D. Liu,
         Chief Financial Officer
         Greenhill & Co., Inc.
         (212) 389-1800

                                                           FOR IMMEDIATE RELEASE

              GREENHILL & CO. REPORTS RECORD THIRD QUARTER RESULTS
                        WITH EARNINGS PER SHARE OF $0.58

NEW YORK, October 20, 2005 - Greenhill & Co., Inc. (NYSE: GHL) today reported record revenues of $66.0 million and record net income of $17.8 million for the quarter ended September 30, 2005. Diluted earnings per share were $0.58 per share for the quarter ended September 30, 2005.

The Firm's third quarter revenues compare with revenues of $36.5 million for the third quarter of 2004, which represents an increase of $29.5 million or 81%. On a year-to-date basis, revenue through September 30, 2005 was $139.4 million, compared to $100.9 million for the comparable period in 2004, representing an increase of $38.5 million or 38%.

The Firm's quarterly revenues can fluctuate materially depending on the number and size of completed transactions on which it advised, the number and size of merchant banking gains (or losses) and other factors. Accordingly, the revenues in any particular quarter may not be indicative of future results.

The Firm's third quarter net income in 2005 compares with net income of $8.2 million in the third quarter of 2004, which represents an increase of $9.6 million or 117%. On a year-to-date basis, net income was $34.8 million through
September 30, 2005, compared to pro forma net income of $22.5 million for the comparable period in 2004, which represents an increase of $12.3 million or 55%.
The Firm had actual net income of $26.5 million for the nine months ended
September 30, 2004.

We believe that pro forma results for the nine months ended September 30, 2004, more accurately depict our results as a public company and will provide the most meaningful basis for comparison among present, historical and future periods.
Prior to our initial public offering we operated as a limited liability company and our earnings did not fully reflect either the compensation expense we pay our managing directors or the taxes that we pay as a corporation. Additionally, a portion of our earnings attributable to our European operations was recorded as minority interest prior to our initial public offering. Our pro forma results increase compensation expense and tax expense to amounts we would have paid as a public corporation and eliminate the minority interest attributable to our
European operations.

"We are pleased with our financial advisory results in a M&A market that has continued to gain momentum. In merchant banking, our robust results demonstrate the revenue potential of our strategy, begun in early 2004, of investing Firm capital in merchant banking opportunities. On the cost side, our disciplined approach ensures that the benefits of this higher advisory and merchant banking revenue flow to our shareholders," Robert F. Greenhill, Chairman and CEO, said.

                                    REVENUES

REVENUES BY SOURCE

The following provides a breakdown of total revenues by source for the three-month and nine-month periods ended September 30, 2005 and September 30,
2004, respectively:

                                                                               Three Months Ended
                                                             -------------------------------------------------------
                                                               September 30, 2005             September 30, 2004
                                                             ------------------------       ------------------------
                                                             Amount        % of Total       Amount        % of Total
                                                             ------        ----------       ------        ----------
                                                                            (in millions, unaudited)

Financial Advisory...................................     $          35.3          53%   $          31.3          86%
Merchant Banking Fund Management & Other.............                30.7          47%               5.2          14%
                                                          ---------------  -----------   ---------------   ----------
Total Revenues.......................................     $          66.0         100%   $          36.5         100%

                                                                               Nine Months Ended
                                                             -------------------------------------------------------
                                                               September 30, 2005             September 30, 2004
                                                             ------        ----------       ------        ----------
                                                             Amount        % of Total       Amount        % of Total
                                                             ------        ----------       ------        ----------
                                                                            (in millions, unaudited)

Financial Advisory...................................     $          91.1          65%   $          84.6          84%
Merchant Banking Fund Management & Other.............                48.3          35%              16.3          16%
                                                          ---------------   ----------   ---------------  -----------
Total Revenues.......................................     $         139.4         100%   $         100.9         100%

FINANCIAL ADVISORY REVENUES

Financial Advisory Revenues were $35.3 million in the third quarter of 2005 compared to $31.3 million in the third quarter of 2004, which represents an increase of 13%. This increase was due to a higher number of significant completed assignments during the third quarter of 2005 compared to the same period in 2004. For the nine months ended September 30, 2005, Financial Advisory
Revenues were $91.1 million compared to $84.6 million for the comparable period in 2004, representing an increase of 8%.

Completed assignments in the third quarter of 2005 included: America West
Holdings' merger with the US Airways Group; T&F Informa plc's acquisition of IIR
Holdings Limited; the sale of Scottish Radio Holdings to EMAP plc; the divestiture of various assets for Texas Genco LLC; and the sale of Telecity plc to 3i plc and Oak Hill Capital Partners.

"The combination of an improving M&A market, an increased desire by corporate clients for independent advice and greater recognition of our Firm in corporate boardrooms across Europe and the U.S. has continued to work in our favor. During the third quarter, our clients completed some important transactions, and we also became involved in a number of significant M&A situations that remain pending," Scott L. Bok and Simon A. Borrows, Co-Presidents, commented.

MERCHANT BANKING & INTEREST INCOME

The Firm earned $30.7 million in Merchant Banking & Interest Income in the third quarter of 2005 compared to $5.2 million in the third quarter of 2004, representing an increase of 490%. In the first nine months of 2005, the Firm earned $48.3 million in Merchant Banking & Interest Income compared to $16.3 million in the first nine months of 2004, an increase of 196%. These increases are primarily due to higher asset management fees resulting from greater assets under management, higher dividend income and distributions of earnings from portfolio companies, higher realized and unrealized principal investment gains in the Greenhill Capital Partners (GCP) portfolio, an increase in the recognized amounts of profit overrides associated with gains in the GCP portfolio and an increase in interest income. Included in Merchant Banking & Interest Income for the three and nine months ended September 30, 2005 is $0.7 million and $0.9 million, respectively, related to the interests in GCP Managing Partner I, L.P.
and GCP Managing Partner II, L.P., general partners of GCP, held directly by various managing directors of the Firm, which is also deducted as minority interest.

During the third quarter, two GCP companies completed their initial public offering: Heartland Payment Systems (NYSE: HPY) and Republic Companies Group,
Inc. (NASDAQ: RUTX). In both cases GCP monetized a portion of its investment in the offering. One private portfolio company, Exco Holdings, Inc., announced its agreement to be sold in a transaction in which GCP would monetize a portion of its investment.

With respect to third quarter revenue, GCP benefited from a significant increase in the value of its holdings in Hercules Offshore Inc., a private energy services company which expects to complete its initial public offering during the fourth quarter, Global Signal Inc. (NYSE: GSL) and Heartland Payments
Systems, Inc. In total, GCP earned revenue relating to 7 portfolio companies in the third quarter, partially offset by losses relating to 2 portfolio companies.
GCP gains and losses relating to investments made in 2004 or later have a larger impact on Firm revenue because of the Firm's increased investment in, and increased participation in profit overrides relating to, GCP starting in early
2004.

In terms of new investment activity during the third quarter, GCP invested $18.2 million (12% of which was Firm capital) in 2 portfolio companies, compared to
$13.3 million (12% of which was Firm capital) invested in 4 portfolio companies in the same period of 2004. In the first nine months of 2005, GCP invested
$102.9 million (11% of which was Firm capital) in 8 portfolio companies, compared to $30.0 million (7% of which was Firm capital) in 4 companies for the same period of 2004. For the nine

months ended September 30, 2005, the Firm made one other merchant banking investment of $0.3 million.

"Greenhill Capital Partners has continued to produce outstanding results for its limited partners, and the Firm's participation since 2004 as a significant limited partner has made this activity an important contributor to Firm revenue and profit. Our third quarter results particularly benefited from what has been a very favorable environment for monetizing the value of our investments in each of our three focus areas of energy, financial services and telecommunications,"
Robert H. Niehaus, Chairman of Greenhill Capital Partners, commented.

The following table sets forth additional information relating to our merchant banking and interest income:

                                                      THREE MONTHS              NINE MONTHS
                                                   ENDED SEPTEMBER 30,      ENDED SEPTEMBER 30,
                                                 -----------------------  ------------------------
                                                    2005        2004         2005         2004
                                                    ----        ----         ----         ----
                                                              (in million, unaudited)

Management fees.............................     $       3.4 $       1.1  $       7.9  $       3.4
Net realized and unrealized gains on
   investments in GCP.......................            14.2         2.6         20.8          9.1

Merchant banking overrides..................            12.1         1.2         16.9          3.2
Other unrealized investment income..........             0.2         0.1          0.5          0.2
Interest income.............................             0.8         0.2          2.2          0.4
                                                 ----------- -----------  -----------  -----------
Merchant banking revenue ...................     $      30.7 $       5.2  $      48.3  $      16.3
                                                 =========== ===========  ===========  ===========

                                    EXPENSES

OPERATING EXPENSES

Our Total Operating Expenses for the third quarter were $37.5 million, which compares to $23.2 million of Total Operating Expenses for the third quarter of
2004. This represents an increase in Total Operating Expenses of $14.3 million or 62%. The pre-tax income margin was 42% in the third quarter of 2005 compared to 36% for the third quarter of 2004.

For the nine months ended September 30, 2005, Total Operating Expenses were
$83.7 million, which compares to pro forma Total Operating Expenses of $63.0 million for the comparable period in 2004. The increase of $20.7 million or 33%
is described in more detail below. The pre-tax income margin for the nine months ended September 30, 2005 was 39% compared to 38% for the comparable period in
2004 on a pro forma basis.

The following table sets forth information relating to our actual and pro forma operating expenses, which are reported net of reimbursements:

                                                            Three Months                Nine Months
                                                        Ended September 30,         Ended September 30,
                                                     --------------------------  --------------------------
                                                         2005          2004          2005          2004
                                                         ----          ----          ----          ----
                                                                    (in millions, unaudited)

Actual Compensation & Benefits Expense..........     $         30.7 $        16.3  $       62.4  $       39.0
     % of Revenues..............................                47%           45%           45%           39%
Pro Forma Compensation & Benefits Expense(a)....               30.7          16.3          62.4          45.3
     % of Revenues..............................                47%           45%           45%           45%

Non-Compensation Expense:
     Other Operating Expenses...................                 6.2           6.0         19.4          15.2
     Depreciation & Amortization................                 0.6           0.9          1.9           2.5
                                                                 ---           ---          ---           ---
Total Non-Compensation Expense..................                 6.8           6.9         21.3          17.7
     % of Revenues..............................                 10%           19%          15%           18%

Total Actual Operating Expense..................                37.5          23.2         83.7          56.7
     % of Revenues..............................                 57%           64%          60%           56%
Total Pro Forma Operating Expense (a)...........                37.5          23.2         83.7          63.0
     % of Revenues..............................                 57%           64%          60%           62%
Minority Interest in Net Income of Subsidiary...                 0.7           -            0.9           6.5
Total Actual Income Before Tax..................                27.8          13.3         54.8          37.7
     Actual Pre-tax Income Margin...............                 42%           36%          39%           37%
Total Pro Forma Income Before Tax (a)...........                27.8          13.3         54.8          37.9
     Pro Forma Pre-tax Income Margin (a)........                 42%           36%          39%           38%

(a)      We have operated as a public company since our initial public offering in May 2004, and the amounts for the three months and nine months ended
         September 30, 2005 and three month ended September 30, 2004 reflect actual expenses; the amounts for the nine months ended September 30,
         2004 reflect pro forma expenses.

Compensation and Benefits

Our Compensation and Benefits Expense in the third quarter of 2005 was $30.7 million, which reflects a 47% ratio of compensation to revenues. This amount compares to $16.3 million in the third quarter of 2004, which reflected a 45%
ratio of compensation to revenues. The increase of $14.4 million or 88% is due to the higher level of revenues in the third quarter of 2005 compared to the third quarter of 2004 and a decision to increase the compensation ratio in the third quarter of 2005 to return the year-to-date compensation ratio to a level consistent with its level in 2004. For the nine months ended September 30, 2005, our Compensation and Benefits Expense was $62.4 million, which reflects a 45%
compensation ratio for the year-to-date period. This compares to $45.3 million of pro forma Compensation and Benefits Expense for the nine months ended
September 30, 2004. The increase of $17.1 million or 38% is due to the higher level of revenues in the first nine months of 2005 compared to the comparable period in 2004. The pro forma compensation ratio was 45% for the nine months ended September 30, 2004.

The principal component of our operating expenses is compensation and benefits expense. Because we were a limited liability company prior to our initial public offering in May 2004, payments for services rendered by our managing directors generally were accounted for as distributions of members' capital or minority interest

expense attributable to our European operations rather than as compensation expense. As a result, our pre-IPO compensation and benefits expense did not reflect a large portion of payments for services rendered by our managing directors and understated the operating costs that we expect we would have incurred as a public company. As a corporation, we include all payments for services rendered by our managing directors in compensation and benefits expense.

For the nine months ended September 30, 2004, actual Compensation and Benefits
Expense was $39.0 million.

Non-Compensation Expense

Our non-compensation expenses were $6.8 million in the third quarter of 2005, which compared to $6.9 million in the third quarter of 2004, representing a decrease of 1%. The decrease is related principally to lower recruiting costs
($0.3 million), the recovery of receivables previously written off ($0.4 million), and lower depreciation costs ($0.3 million), offset in part by an increase in occupancy costs ($0.4 million) for additional office space in New
York and Dallas, increased professional fees ($0.3 million), primarily related to Sarbanes Oxley compliance, and increased information services ($0.2 million)
as a result of additional personnel and business development activity.

For the first nine months of 2005, our non-compensation expenses were $21.3 million, which compared to $17.7 million in the first nine months of 2004, representing an increase of 20%. The increase is related principally to the net write-off of uncollectible accounts ($0.6 million), a third-party fee related to the fundraising for Greenhill Capital Partners II ($1.0 million), greater travel expenses ($0.6 million) and information services ($0.6 million) as a result of additional personnel and business development activity, increase in occupancy costs ($0.5 million) for additional office space in New York and Dallas, and increases in expenses associated with operating as a public entity ($1.0 million), offset in part by lower depreciation expense ($0.6 million) and recruiting costs ($0.4 million).

Non-compensation expenses as a percentage of revenue in the three months and nine months ended September 30, 2005 were 10% and 15%, respectively. This compares to 19% and 18% for the three months and nine months ended September 30,
2004, respectively. The decrease in these expenses as a percentage of revenue is principally related to higher level of revenue offset in part by the higher level of expenses for the nine months ended September 30, 2005.

The Firm's non-compensation expense as a percentage of revenue can vary as a result of a variety of factors including fluctuation in quarterly revenue amounts, the amount of recruiting and business development activity, the amount of reimbursement of engagement-related expenses by clients, currency movements and other factors. Accordingly, the non-compensation expense as a percentage of revenue in any particular quarter may not be indicative of the non-compensation expense as a percentage of revenue in future periods.

                           PROVISION FOR INCOME TAXES

The Provision for Taxes in the third quarter of 2005 was $10.0 million, which reflects a 36% effective tax rate. This compares to a Provision for Taxes in the third quarter of 2004 of $5.1 million, which reflects a 38% effective tax rate for the period. This represents an increase of $4.9 million, which is primarily attributable to the higher level of pre-tax income partially offset by a lower effective tax rate due to a higher proportion of investment income and foreign business income, which generally benefit from relatively lower tax rates than
U.S-based advisory income.

For the nine months ended September 30, 2005, the Provision for Taxes was $20.0 million compared to a pro forma Provision for Taxes of $15.4 million for the nine months ended September 30, 2004, assuming a blended tax rate of 41% for the period. This represents an increase of $4.6 million, primarily attributable to a higher level of pre-tax income partially offset by the lower effective tax rate as compared to the same period in the prior year. The decrease in the effective rate for the nine months ended September 30, 2005 results from a higher proportion of investment income and foreign business income, which generally benefit from relatively lower tax rates than U.S. based advisory income.

As a limited liability company, Greenhill was not subject to U.S. federal or state income taxes and its U.K. controlled affiliate Greenhill & Co.
International LLP, as a limited liability partnership, was generally not subject to U.K. income taxes. Since completion of our initial public offering in May
2004, we have been subject to federal, foreign and state corporate income taxes.

Actual taxes for the nine months ended September 30, 2004 were $11.2 million.

The effective tax rate can fluctuate as a result of variations in the relative amounts of advisory and merchant banking income earned in the tax jurisdictions in which the Firm operates and invests. Accordingly, the effective tax rate in any particular quarter may not be indicative of the effective tax rate in future periods.

                         LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2005, our cash totaled $88.5 million, and we had no debt.
Our stockholders' equity as of September 30, 2005 was $123.2 million.

We had total commitments (not reflected on our balance sheet) relating to future principal investments in merchant banking funds of $95.7 million as of September
30, 2005. These commitments are expected to be drawn on from time to time over a period of up to five years from the relevant commitment dates.

The Firm repurchased 171,188 shares of its common stock at an average price of
$40.77 in open market transactions during the third quarter of 2005. In addition, the Firm purchased 800,000 shares at a price of $26.22 per share from a former employee pursuant to a previously announced agreement. The Board of
Directors of Greenhill &

Co., Inc. has previously authorized the repurchase in open market transactions of up to $25.0 million of common stock, of which $18.0 million of repurchase authority remains.

DIVIDEND

The Board of Directors of Greenhill & Co., Inc. has declared a dividend of $0.12 per share to be paid on December 14, 2005 to common stockholders of record on
November 23, 2005.

.................................................................................

Greenhill & Co., Inc. is an independent investment banking firm that (i)
provides financial advice on significant mergers, acquisitions, restructurings and similar corporate finance matters and (ii) manages merchant banking funds and commits capital to those funds. Greenhill acts for clients located throughout the world from offices in New York, London Frankfurt and Dallas.

Cautionary Note Regarding Forward-Looking Statements

The preceding discussion should be read in conjunction with our condensed consolidated financial statements and the related notes that appear below. We have made statements in this discussion that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as
"may", "might", "will", "should", "expect", "plan", "anticipate", "believe",
"estimate", "predict", "potential" or "continue", the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to, those discussed in our Registration Statement on Form S-1 (Commission file number
333-124082) under the caption "Risk Factors".

                     GREENHILL & CO., INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                     For the Three Months Ended        For the Nine Months Ended
                                                           September 30,                     September 30,
                                                   -------------------------------   -------------------------------
                                                       2005             2004             2005             2004
                                                   --------------   --------------   --------------   --------------

REVENUES
Financial advisory fees                           $    35,299,486  $    31,275,180  $    91,086,984  $    84,614,422
Merchant banking revenue                               29,911,754        4,994,660       46,174,382       15,881,146
Interest income                                           820,434          228,706        2,160,453          421,647
                                                  ---------------  ---------------  ---------------  ---------------
   Total Revenues                                      66,031,674       36,498,546      139,421,819      100,917,215

EXPENSES
Employee compensation and benefits                     30,707,309       16,278,351       62,360,470       39,033,719
Occupancy and equipment rental                          1,801,945        1,389,600        4,765,690        4,221,472
Depreciation and amortization                             622,941          969,268        1,897,102        2,500,818
Information services                                      894,643          696,691        2,702,949        2,121,992
Professional fees                                         895,362          609,970        3,171,177        1,457,749
Travel related expenses                                 1,215,157        1,356,093        3,619,541        3,052,261
Other operating expenses                                1,358,434        1,916,233        5,140,011        4,360,151
                                                  ---------------  ---------------  ---------------  ---------------
   Total Expenses                                      37,495,791       23,216,206       83,656,940       56,748,162

        Income before Tax and Minority                 28,535,883                        55,764,879
   Interest                                                             13,282,340                        44,169,053

Minority interest in net income of subsidiary             696,409                -          925,384        6,487,050
                                                  ---------------  ---------------  ---------------  ---------------

   Income before Tax                                   27,839,474       13,282,340       54,839,495       37,682,003

Provision for taxes                                    10,022,201        5,052,099       20,017,218       11,163,050
                                                  ---------------  ---------------  ---------------  ---------------

   Net Income                                     $    17,817,273  $     8,230,241  $    34,822,277  $    26,518,953
                                                  ===============  ===============  ===============  ===============

Average common shares outstanding:
    Basic                                              30,628,431       30,829,458       30,843,199       28,050,657
    Diluted                                            30,765,357       30,851,693       30,923,528       28,067,517
Earnings per share
    Basic                                         $          0.58  $          0.27  $          1.13  $          0.95
    Diluted                                       $          0.58  $          0.27  $          1.13  $          0.94

Pro forma average shares outstanding
  (see notes a and e):
    Basic                                              30,628,431       30,829,458       30,843,199       28,050,657
    Diluted                                            30,765,357       30,851,693       30,923,528       28,067,517
Pro forma earnings per share (see note a):
    Basic                                         $          0.58  $          0.27  $          1.13  $          0.80
    Diluted                                       $          0.58  $          0.27  $          1.13  $          0.80

       See notes to Pro Forma Condensed Consolidated Statements of Income.

                     GREENHILL & CO., INC. AND SUBSIDIARIES
        PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                            For the Nine Months
                                                             Ended September 30,
                                                             -------------------
                                                           2005             2004
                                                           ----             ----
                                               (a)       (ACTUAL)        (PRO FORMA)
                                                              (IN THOUSANDS)

Total Revenues                                        $    139,422   $    100,917
Compensation and benefits                      (b)          62,360         45,267
Other expenses                                              21,297         17,714
                                                      ------------   ------------
Total expenses                                              83,657         62,981
                                                      ------------   ------------
Income before tax and minority interest                     55,765         37,936
Minority interest in net income of
   subsidiary                                  (c)             926              -
                                                      ------------   ------------
Income before tax                                           54,839         37,936
Tax expense                                    (d)          20,017         15,406
                                                      ------------   ------------
Net income                                            $     34,822   $     22,530
                                                      ============   ============

Actual and pro forma average common
   shares outstanding:                         (e)
   Basic                                                    30,843         28,051
   Diluted                                                  30,924         28,068
Actual and pro forma earnings per share:
   Basic                                              $       1.13   $       0.80
   Diluted                                            $       1.13   $       0.80

       See notes to Pro Forma Condensed Consolidated Statements of Income.

       NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(a)  Prior to the initial public offering we were a limited liability company and our historical earnings did not fully reflect the compensation expense we pay our managing directors or taxes that we pay as a public corporation.
     Additionally, a portion of our earnings attributable to our European operations was recorded as minority interest. We believe that the pro forma results, which increase compensation expense and tax expense to amounts we expect we would have paid as a corporation and eliminate the minority interest of our European operations, more accurately depict our results as a public company. During the three and nine months ended September 30, 2005 and the three months ended September 30, 2004, we operated as a public company for the entire period, and the amounts presented above reflect actual results of operations for that period. The amounts for the nine months ended September 30, 2004 include the pro forma results of operations as if the Firm operated as a public company during the period January 1,
     2004 to the date of our public offering on May 11, 2004 combined with the actual results of operations for the period after the public offering.

(b)  Because the Firm had been a limited liability company prior to the initial public offering, payments for services rendered by managing directors generally had been accounted for as distributions of members' capital rather than as compensation expense. As a corporation, the Firm includes all payments for services rendered by managing directors in compensation and benefits expense.

     Compensation and benefits expense, reflecting the Firm's conversion to corporate form, consists of cash compensation and non-cash compensation related to the restricted stock units awarded to employees at the time of the Firm's initial public offering consummated on May 11, 2004, as well as any additional restricted stock units awarded in the future. It is the
     Firm's policy that total compensation and benefits, including that payable to the managing directors, will not exceed 50% of total revenues each year
     (although the Firm retains the ability to change this policy in the future). An adjustment to increase compensation expense for the nine months ended September 30, 2004 of $6.2 million has been made to record total compensation and benefits expense at 45% of total revenues, which is consistent with the compensation expense ratio we used as a public company in 2004.

(c)  For the nine months ended September 30, 2004, historical income before tax has been increased by $6.5 million to reflect the elimination on a pro forma basis of minority interests held by the European managing directors in Greenhill & Co. International.

(d)  As a limited liability company, the Firm was generally not subject to income taxes except in foreign and local jurisdictions. For the nine months ended September 30, 2004, the provision for taxes was increased by $4.2 million on a pro forma basis to adjust the Firm's effective tax rate to
     42%, reflecting assumed federal, foreign, state and local income taxes as if we were a corporation on January 1, 2004.

(e)  For the nine months ended September 30, 2004 the actual and pro forma numbers of common shares outstanding give effect to (i) 25,000,000 shares issued in

     connection with the reorganization of the Firm in conjunction with the initial public offering as if it occurred on January 1, 2004 and (ii) the weighted average of the 5,750,000 shares and the common stock equivalents issued in conjunction with and subsequent to the initial public offering.